Exhibit 21

                                  Subsidiaries
                                  ------------

                                               State or Other Jurisdiction
    Name of Subsidiary                      Of Incorporation or Organization
   --------------------                    ----------------------------------

 NextPhase Technologies, Inc.                         California

    Speedfactory, Inc.                                  Nevada